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                                                                   EXHIBIT 10.17


                      CONVENTIONAL LOAN PURCHASE AGREEMENT

         This Purchase Agreement dated as of July 1, 1998, by and between CRESTAR MORTGAGE CORPORATION, a Virginia corporation with its principal office at 901 Semmes Avenue, Richmond, VA 23224, ("Purchaser"), and E. LOAN, Inc., a California corporation with its principal office at 6200 Village Parkway # 102 Dublin, CA 94568 ("Seller"), provides as follows:

         Section 1. RECITALS. Seller desires to originate and sell to Purchaser on a servicing released basis certain conventional residential Mortgage Loans as set forth in the Manual, defined below, provided to Seller by Purchaser. Purchaser and Seller desire to set forth in this Agreement the terms and conditions under which Mortgage Loans originated by Seller will be purchased by Purchaser, in consideration of the mutual promises and covenants contained herein, Seller agrees to sell Mortgage Loans to Purchaser and Purchaser agrees to purchase Mortgage Loans from Seller, all subject to the following terms and conditions of this Agreement.

         Section 2. DEFINITIONS. As used herein, the term:

                  Section 2.1. "BORROWER" means the Individual(s) obligated to repay a Mortgage Loan.

                  Section 2.2. "BUSINESS DAY" means any day on which Purchaser is open to the public for business, Purchaser is normally open to the public for business on any day other than (i) a Saturday or Sunday or (ii) New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.

                  Section 2.3. "CLOSING" means the time when a Borrower signs a Note evidencing a Mortgage Loan and the Mortgage securing payment of such Note.

                  Section 2.4. "CLOSING PACKAGE" shall have the same meaning as defined in the Manual.

                  Section 2.5. "CONFORMING" means that the Loan Amount of a Mortgage Loan is within FHLMC/FNMA Requirements.

                  Section 2.6. "CONSUMER DISCLOSURES" means all disclosures or notices required, or customarily used by residential mortgage lenders, to comply with all applicable federal, state and local laws and regulations applying to consumer credit transactions Involving loans secured by residential real estate, including, without limitation, the Truth-In-Lending Act, the Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, and the Fair Credit Reporting Act.

                  Section 2.7. "CREDIT PACKAGE" shall have the same meaning as defined in the Manual.

                  Section 2.8. "DELINQUENT" means that all or any part of the monthly installment of principal and interest due on a Note is unpaid after the due date set forth in the Note or that Escrows or other amounts required by the Mortgage to be paid have not been paid.

                  Section 2.9. "ESCROWS" means all funds collected from the Borrower to pay expenses required to be paid pursuant to the Mortgage, including, without limitation, hazard Insurance premiums, mortgage insurance premiums, taxes, special assessments, ground rents, water, sewer and other governmental charges that, if not paid, may result in liens on the Secured Property with priority over the Mortgage Loan.


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                  Section 2.10. "FALLOUT LOAN" means a Mortgage Loan subject to a Lock-In which cannot be delivered according to the terms of the Lock-In, including, without limitation, (i) a Mortgage Loan which never reaches Closing due to Seller's denial of the Borrower's loan application or the Borrower's withdrawal of the loan application, or (ii) a Mortgage Loan which cannot be delivered under the terms of the Lock-In because of a change in the type of loan requested by the Borrower, or (iii) a Mortgage Loan which Purchaser for any reason declines to purchase.

                  Section 2.11. "FHLMC" means the Federal Home Loan Mortgage Corporation.

                  Section 2.12. "FNMA" means the Federal National Mortgage Association.

                  Section 2.13. "FHLMC/FNMA REQUIREMENTS" mean the requirements, representations and warranties established from time to time by FHLMC and FNMA as set forth in the FHLMC Sellers' and Servicers" Guide, the FNMA Selling Guide or the FNMA Servicing Guide.

                  Section 2.14. "LOAN AMOUNT" means the principal amount of a Mortgage Loan at the time of Closing.

                  Section 2.15. "LOCK-IN" means an agreement between Seller and Purchaser establishing the price and terms for the purchase of a Mortgage Loan.

                  Section 2.16. "MANUAL" means the manual provided to Seller by Purchaser, as the same may be amended and updated from time to time by Purchaser.

                  Section 2.17. "MORTGAGE" means the security instrument securing a Mortgage Loan with real property, Including, without limitation, a mortgage, a deed of trust, a deed to secure debt, a security deed or any other security instrument.

                  Section 2.18. "MORTGAGE LOAN" means any eligible conventional Mortgage Loan product as set forth in the Manual and meeting all the requirements of Section 4 of this Agreement. The term Mortgage Loan encompasses all of the Seller's right, title and interest in and to the Mortgage Loan, including, without limitation, the servicing rights, all Escrows, the Note, the Mortgage, all applicable insurance policies and all other documentation and Information collected by Seller in connection with the Mortgage Loan.

                  Section 2.19. "NON-CONFORMING" means the Loan Amount of the Mortgage Loan exceeds FHLMC/FNMA Requirements.

                  Section 2.20. "NOTE" means the written Instrument evidencing the Borrower's promise to repay the Loan Amount, plus interest, of the Mortgage Loan.

                  Section 2.21. "POST CLOSING DOCUMENTS" shall have the same meaning as defined in the Manual.

                  Section 2.22. "PURCHASE DATE" means the date on which the Purchaser remits funds to Seller or to Seller's warehouse lender for the purchase of a Mortgage Loan.

                  Section 2.23. "PURCHASE PRICE" means the price paid by Purchaser for a Mortgage Loan exclusive of any Servicing-Release Premium.

                  Section 2.24. "SECURED PROPERTY" means the land and improvements thereon subject to the lien of the Mortgage securing a Mortgage Loan.

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                  Section 2.25. "SERVICING RELEASE PREMIUM" means the amount in addition to the Purchase Price that Purchaser pays, if any, to obtain a Mortgage Loan without reservation by Seller of the servicing right for such Mortgage Loan.

                  Section 3. GENERAL. This Agreement sets forth the conditions and procedures under which Seller will sell Mortgage Loans to Purchaser and Purchaser will purchase Mortgage Loans from Seller. No obligation is created by this Agreement for Seller to sell or Purchaser to purchase a particular amount of Mortgage Loans or any particular Mortgage Loan.

                  Section 4. MORTGAGE LOANS ELIGIBLE FOR PURCHASE. A Mortgage Loan must meet the following criteria to be eligible for purchase by Purchaser pursuant to this Agreement:

                  Section 4.1. ELIGIBLE PROPERTY AND LIEN STATUS. A Mortgage Loan must be secured by a first priority lien Mortgage on a one-to-four family residential dwelling located in a state or jurisdiction in the United States approved by Purchaser, as set forth in the Manual.

                  Section 4.2. PURCHASE OF LOANS ORIGINATED BY A PARTY OTHER THAN SELLER. Purchaser shall have no obligation to purchase a Mortgage Loan originated by a person other than Seller. For purposes of this Section 4.2, origination by a person other than Seller shall mean that any or all of the following conditions, as applicable, exist: (i) the loan application was taken by, or (ii) documents evidencing the credit-worthiness of the Mortgage Loan were collected by, or (iii) the appraisal of the Secured Property was obtained by, or
(iv) the Mortgage Loan was closed by and/or in the name of a person other than Seller or other than a person in the direct and principal employment of Seller or other than a settlement agent acting on behalf of Seller. Notwithstanding the foregoing, for purposes of this paragraph Section 4.2, loan applications transferred from another lender to Seller for the convenience of the borrower and not as part of any business arrangement between the lender and Seller shall not be considered by Purchaser to be an origination by a person other than Seller.

                  Section 4.3. UNDERWRITING GUIDELINES. Each Mortgage Loan purchased by Purchaser pursuant to this Agreement must conform to Purchaser's underwriting guidelines as set forth in the Manual as of the date the Credit Package is received by Purchaser or by Purchaser's designated underwriter.

                  Section 4.4. SUBJECT TO LOCK-IN. Each Mortgage Loan purchased by Purchaser pursuant to this Agreement must be subject to a Lock-In no later than one Business Day prior to delivery of the Mortgage Loan to Purchaser.

         Section 5. TERMS OF LOCK-IN.

                  Section 5.1. LOCK-IN OF PURCHASE TERMS. Seller must obtain from Purchaser a Lock-In for each Mortgage Loan to be offered for sale to Purchaser not later than one Business Day prior to delivery of the Mortgage Loan to Purchaser. The Lock-In shall establish the agreement of Seller to sell and Purchaser to purchase a particular Mortgage Loan subject to the terms and conditions of this Agreement and the Manual. Each Lock-In must relate to a particular Mortgage Loan. Seller may obtain a Lock-In of the Purchase Price and purchase terms for a particular Mortgage Loan according to procedures described in the Manual. Each Lock-In will have a stated expiration date. In addition to the purchase terms established by the Lock-In, Purchaser may charge to Seller fees in connection with the purchase or underwriting of Mortgage Loans, including without limitation underwriting and funding fees as set forth in the Manual.

                  Section 5.2. TIME WHEN LOCK-IN PRICES ARE ESTABLISHED. Purchaser will establish each Business Day, the Purchase Price and Servicing-Release Premium it will pay for Mortgage Loans and will communicate such information to Seller in the time and manner set forth in the Manual.

                  Section 5.3. CONFIRMATION OF LOCK-IN. Purchaser will confirm any Lock-In in writing according to procedures described in the Manual.

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                  Section 5.4. CLOSING OF MORTGAGE LOAN SUBJECT TO A LOCK-IN.
Seller agrees to close and deliver the Mortgage Loan on or before the expiration of a Lock-In. If the Mortgage Loan is not closed and delivered on or before the expiration of the Lock-In, the Mortgage Loan shall be subject to repricing as described in the Manual.

                  Section 5.5. DELIVERY OF MORTGAGE LOAN SUBJECT TO A LOCK-IN. Seller agrees to deliver the Mortgage Loan to Purchaser for purchase within fifteen calendar days after its Closing. If such delivery is not made, the Mortgage Loan shall be subject to repricing as described in the Manual.

                  Section 5.6. BEST EFFORTS LOCK-INS AND MANDATORY LOCK-INS. Purchaser may offer either "best efforts" Lock-Ins or "mandatory" Lock-Ins, or both. The terms of best efforts Lock-Ins include: (1) Seller will use its best efforts to close the Mortgage Loan according to the terms of the Lock-In, (2) if the Borrower changes the type of Mortgage Loan requested with the result that the terms of the Mortgage Loan no longer agree with the terms of the Lock-In, Seller will notify Purchaser in accordance with the procedures in the Manual and the Lock-In price may be changed at Purchaser's discretion, and (3) after Closing, the Mortgage Loan is required to be delivered to Purchaser. Seller must notify Purchaser of any Mortgage Loan subject to a Lock-In that does not reach Closing in accordance with the procedures with the Manual. Purchaser reserves the right to verify with the Borrower or by other means that the Mortgage Loan did not reach Closing. If Seller fails to deliver to Purchaser after Closing a Mortgage Loan subject to a best efforts Lock-In, such failure constitutes an Event of Default under this Agreement and, notwithstanding any other remedies set forth in Section 13 of this Agreement, Purchaser in its sole discretion may assess a pair-off fee as described and calculated in accordance with the provisions of the Manual. If the Lock-In is designated as a mandatory Lock-In, Seller must deliver the Mortgage Loan to Purchaser or pay Purchaser a pair-off fee, as described and calculated in accordance with the provisions of the Manual, regardless of whether or not the Mortgage Loan closes.

                  Section 5.7. FALLOUT LOANS.

                           a. NOTIFICATION. Seller shall notify Purchaser
immediately in accordance with the procedures in the Manual of any Mortgage Loan which is a Fallout Loan. Such Notification must include the reason the Mortgage Loan became a Fallout Loan, documented in accordance with the Manual.

                           b. MONITORING THE AMOUNT OF FALLOUT LOANS. Purchaser
shall evaluate Seller's performance in managing Fallout Loans according to parameters described in the Manual. Seller's failure to manage Fallout Loans effectively may cause Purchaser to terminate this Agreement pursuant to 17 below.

         Section 6. APPROVAL OF MORTGAGE LOANS.

                  Section 6.1. SUBMISSION OF CREDIT PACKAGE. Prior to closing a Mortgage Loan, Seller shall submit to Purchaser or Purchaser's designated underwriter the Credit Package for such Mortgage Loan as described and defined in the Manual. Seller agrees to pay an underwriter fee as set forth in the Manual for each conforming Mortgage Loan purchased and for each non-conforming Mortgage Loan submitted to Purchaser for review. Underwriting fees will be deducted from the funding on conforming and non-conforming Mortgage Loans. The FHLMC/FNMA Requirements and the requirements of the Manual applicable to credit and appraisal standards in effect as of the date a Credit Package is received by Purchaser shall apply to the related Mortgage Loan.

                  Section 6.2. NOTIFICATION OF APPROVAL DECISION. Purchaser will use its best efforts to review and notify Seller of its purchase decision within two Business Days, but in no event later than five Business Days, after receiving the Credit Package for a Conforming Mortgage Loan. For Non-conforming Mortgage Loans, the underwriting may be performed by a mortgage insurance company or Investor designated by Purchaser and that company's policy concerning turnaround time shall apply. If the Credit Package is incomplete, Purchaser or Purchaser's designated underwriter shall notify Seller of the missing documentation, and Purchaser shall have no obligation to make a purchase decision on the Mortgage Loan until such documentation is received.

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                  Section 6.3. ISSUANCE OF UNDERWRITER'S APPROVAL. Upon approval of a Credit Package for purchase, Purchaser shall issue to Seller a notification that the Mortgage Loan has been approved (the "Underwriter's Approval"), stating the conditions upon which purchase shall be made. The Lock-In, rather than the Underwriter's Approval, shall establish the Purchase Price for the Mortgage
Loan. Unless an Underwriter's Approval has been issued with respect to a Credit Package, Purchaser shall have no obligations under this Agreement to purchase the related Mortgage Loan. The purchase will be subject to the conditions set forth in the Underwriter's Approval, the Lock-In, the Manual and this Agreement. Each Underwriter's Approval shall state an expiration date. If Seller does not close a Mortgage Loan on or before such expiration date, Seller shall resubmit to Purchaser the Credit Package along with such updated information as may be required by Purchaser for reapproval and issuance of a new Underwriter's Approval.

                  Section 6.4. RETENTION OF CREDIT PACKAGE. If an Underwriter's Approval has been issued, Purchaser will retain the Credit Package pending Closing and purchase of the Mortgage Loan unless alternative arrangements are agreed to by Purchaser and Seller.

         Section 7. CLOSING OF MORTGAGE LOANS.

                  Section 7.1. CLOSING A MORTGAGE LOAN SUBJECT TO A LOCK-IN. Seller agrees to notify Purchaser of the Closing not later than one Business Day after the Closing of any Mortgage Loan subject to a Lock-In. Seller agrees not to close any Mortgage Loan subject to a Lock-In unless Purchaser has issued an Underwriter's Approval which is in effect at the Closing.

                  Section 7.2. TRANSMITTAL OF CLOSING PACKAGE TO PURCHASER. Within fifteen calendar days after the Closing of a Mortgage Loan, Seller shall provide to Purchaser the Closing Package as described and defined in the Manual. Seller agrees to do all acts necessary to transfer ownership of Mortgage Loan to Purchaser and shall assign and deliver the Closing Package to Purchaser with respect to the purchase of each Mortgage Loan, subject to the approval of Purchaser as to proper form, content and execution of all documents related to the Mortgage Loan. Purchaser shall use its best efforts to notify Seller within two Business Days, but in no event in more than five Business Days, if the Closing Package complies with Purchaser's requirements. The Closing Package will not be satisfactory if (i) it does not satisfy the terms and conditions of the Underwriter's Approval, the Lock-In, the Manual and this Agreement, or (ii) it contains one or more errors or is incomplete. If Purchaser determines that a Closing Package is not satisfactory due to an error or an omission that can be corrected, Purchaser shall grant to Seller an additional period of five Business Days, starting on the date that Purchaser notifies Seller of an unsatisfactory Mortgage Loan or starting fifteen calendar days After Closing, whichever occurs later, to correct any defect. If Seller corrects the defect within such five Business Day period, Purchaser shall purchase the Mortgage Loan in accordance with the Lock-In terms. If the defect is corrected after this time period, Purchaser shall have the option to establish a new Purchase Price for the Mortgage Loan.

                  Section 7.3. ORIGINAL NOTE. If a copy of the Note was provided to Purchaser with the Closing Package, Seller agrees to deliver the original Note, properly endorsed, to Purchaser prior to the Purchase Date.

                  Section 7.4. PURCHASE FUNDS. In the event Purchaser determines that a Mortgage Loan is acceptable for purchase, Purchaser shall transmit the purchase funds for the Mortgage Loan within five Business Days after receiving the Closing Package for such Mortgage Loan, provided, however, if the Note is received by Purchaser five or more Business Days after receipt of the Closing Package, Purchaser shall have two Business Days after receipt of the Note in which to transmit the purchase funds. The purchase funds will be transmitted net of any amounts due Purchaser in connection with such purchase, including, without limitation, all funds held in Escrow. Any funds due Seller by Purchaser in connection with such purchase, including, without limitation, per diem interest and any Servicing-Release Premium that may be owed, will be added to the purchase funds transmitted to Seller on the Purchase date. Purchaser shall have the right to offset any amount owed by Seller to Purchaser against any and all balances, credits, deposits, accounts or monies of Seller then or thereafter held by Purchaser.

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title insurance policy with respect to the Secured Property issued by a title insurance company acceptable to Purchaser on standard ALTA mortgagee policy forms in an amount satisfactory to Purchaser and containing all applicable endorsements. By assignment or endorsement of Seller's Interest, Purchaser, its successors and assigns, is designated as a mortgagee and additional named insured with regard to the title insurance. Seller has not done, by act or omission, anything which would impair the title insurance coverage.

                  Section 8.6. SECURED PROPERTY INTACT. The Secured Property has not been damaged so as to adversely and materially affect its value and is otherwise in good repair. There are no proceedings pending for the partial or total condemnation of the Secured Property.

                  Section 8.7. HAZARD AND CASUALTY INSURANCE. There is in force for the Mortgage Loan adequate hazard and casualty insurance coverage with respect to the Secured Property in an amount and pursuant to a policy of insurance satisfactory to Purchaser insuring against fire or other casualty, and, if required by federal law, flood insurance. By assignment or endorsement of Seller's Interest, Purchaser, its successors and assigns, is designated as a mortgagee and additional named insured with regard to such insurance.

                  Section 8.8. DELINQUENT STATUS. As of the Purchase Date, the Mortgage Loan is not sixteen calendar days or more Delinquent and Seller has no knowledge of any default or breach existing or threatened under the Security Instrument or Note.

                  Section 8.9. MODIFICATION OF MORTGAGE LOAN DOCUMENTATION. The terms of the Mortgage Loan have in no way been changed or modified and the lien of the Security Instrument has not been released or subordinated. All Mortgage Loan documentation submitted to Purchaser is genuine, complete and accurate, and all representations as to each Mortgage Loan are true and correct and meet the requirements and specifications of all parts of this Agreement.

                  Section 8.10. TAXES. All taxes due and payable on or prior to the Purchase date with respect to the Secured Property have been paid in full.

                  Section 8.11. ACCEPTABLE INVESTMENT. Seller has no knowledge of any circumstances or conditions with respect to the Mortgage Loan, the real property secured by the Security Instrument, the Borrower or the Borrower's credit standing that can reasonably be expected to: (i) cause private institutional investors to regard the Mortgage Loan as an unacceptable Investment; or (ii) cause the Mortgage Loan to become delinquent; or (iii) adversely affect the Mortgage Loan's value or marketability.

                  Section 8.12. ASSIGNMENT. A valid and recordable instrument of assignment, recorded, has been duly executed and delivered by the proper person(s) or entity(ies) to Purchaser, and such assignment is not subject to any other assignment, claim, lien, mortgage, pledge, charge, security interest or encumbrance.

                  Section 8.13. QUALIFICATION OF SELLER. Seller has been duly incorporated and is validly existing and in good standing under the laws of the state of its incorporation. Seller is duly and validly qualified and authorized to do business and to originate and sell the Mortgage Loans in each state where the Secured Property is located or, in the event Seller is not so qualified, the lending of money and the acquisition and holding of Mortgage Loans does not constitute doing business in such state. Seller has all licenses required to engage in such transactions in each state where it originates Mortgage Loans.

                  Section 8.14. QUALIFICATION OF APPRAISER. All appraisers performing and furnishing appraisals with respect to a Mortgage Loan must meet the qualifications set forth in the Manual.

         Section 9. OTHER WARRANTIES AND REPRESENTATIONS. Seller represents and warrants to Purchaser as of the date of this Agreement as follows:

                  Section 9.1. DUE EXECUTION AND DELIVERY. The execution and delivery of this Agreement are within the corporate powers of Seller and have been duly authorized by all necessary action on the part of the

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Seller and neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions herein contemplated nor compliance with the provisions hereof by Seller will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the articles of Incorporation or bylaws of Seller or any law, governmental rule or regulation, or any Judgment, decree, or order binding on Seller, or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which it is a party or by which it is bound or
(ii) result in the creation or imposition of any lien, charge, or encumbrance upon any of its properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.

                  Section 9.2. BINDING AGREEMENT. This Agreement has been executed and delivered by Seller and constitutes a legal, valid and binding agreement of Seller, enforceable in accordance with Its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, Insolvency, or other similar laws affecting creditors rights generally from time to time in effect, and to general principles of equity.

         Section 9A. SURVIVAL OF WARRANTIES. The representations and warranties made in this Agreement in Sections 8 and 9 above or elsewhere, shall survive the Purchase Date and shall Inure to the benefit of Purchaser, its successors, affiliates and assigns and with respect to any Mortgage Loan, regardless of any review or investigation made by or on behalf of Purchaser.

         Section 10. COVENANT REGARDING TAXES. Seller hereby covenants and agrees with Purchaser that if any taxes relating to the Secured Property are due within the sixty calendar days following the Closing date, and the bills for such taxes are available as of the Closing date, Seller will cause the taxes to be paid in full by the due date.

         Section 11. REPURCHASE REQUIREMENTS. In addition to any other rights and remedies which Purchaser may have against Seller, Seller agrees to repurchase any Mortgage Loan within ten calendar days after Purchaser's demand, and to indemnify Purchaser for any incurred loss or liability resulting from the occurrence of any of the following events:

                  Section 11.1. BREACH OF WARRANTY OR REPRESENTATION. Purchaser has determined that there exists a breach of any representation or warranty made pursuant to this Agreement, provided that Seller shall have fifteen calendar days following notice thereof to cure any breach resulting from a clerical error.

                  Section 11.2. TIMELY DELIVERY OF POST-CLOSING DOCUMENTS. The Post-closing Documents or any other documentation or corrections of any documentation have not been delivered within the time periods set forth in this Agreement.

                  Section 11.3. FALSE OR MISLEADING STATEMENTS. Purchaser determines that any information submitted to seller or any statement, report or document furnished by Seller to Purchaser hereunder was incomplete, inaccurate, false, or misleading in any material respect when made or delivered. This provision includes any condominium or PUD warranties made by Seller to Purchaser.

                  Section 11.4. REPURCHASE OF EARLY DEFAULTS. Seller agrees to repurchase any conforming or non-conforming conventional Mortgage Loan from Purchaser if a default occurs with respect to the payment of any installment of principal and interest due on the first payment due date after the Purchase Date.

         Section 12. REPURCHASE PRICE. In the event Seller is obligated to repurchase a Mortgage Loan, the repurchase price shall be at par or at the purchase price paid by Purchaser, whichever is greater, in an amount equal to the then unpaid principal balance of such Mortgage Loan, plus all accrued and unpaid interest and any costs or expenses, including, without limitation, reasonable attorney's fees and expenses and court costs incurred by Purchaser in connection with the repurchase of any such Mortgage Loan, enforcing such repurchase obligation, enforcing any obligation of the Borrower arising under the Note or foreclosing on the Secured Property. In addition, Seller shall repay to Purchaser any Servicing-Release Premium paid by Purchaser in connection with such repurchased Mortgage Loan. Purchaser shall have the right to offset the

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amount owed by Seller to Purchaser against any and all balances, credits, deposits, accounts or monies of Seller then or thereafter held by Purchaser. Purchaser may, at the request of Seller, perform the servicing of a Mortgage Loan that Seller is required to repurchase pursuant to the provisions of this Agreement. The repurchase obligations under this Agreement shall survive (i) purchase of the Mortgage Loan; (ii) any transfer or grant of any interest in or sale of the Mortgage Loan by Purchaser or its affiliates or any of their successors or assignees; and (iii) termination of this Agreement.

         Section 13. EVENTS OF DEFAULT. Purchaser, at its option, shall have the right to immediately terminate this Agreement without notice should an Event of Default occur. In the event this Agreement is terminated, no additional Lock-Ins will be permitted. The following shall be Events of Default under this
Agreement:

                  Section 13.1. Repeated breaches by Seller of any warranty or representation contained in this Agreement, regardless of any action by Seller to cure breaches.

                  Section 13.2. Repeated failure by Seller to deliver to Purchaser any Closing Documents or Post-closing Documents within the time periods required by the Manual or this Agreement.

                  Section 13.3. Detection by Purchaser of participation by Seller or any of Seller's employees in fraudulently documenting one or more Mortgage Loans that are sold or offered for sale to Purchaser.

                  Section 13.4. Failure by Seller to use its best efforts to close and deliver Mortgage Loans subject to a Lock-In to Purchaser for purchase pursuant to the terms of this Agreement.

         Section 14. INDEMNITY. Seller hereby agrees to indemnify and hold harmless Purchaser and its affiliates and the successors and assigns of Purchaser and its affiliates collectively referred to herein as "Indemnities" from and against any and all claims, losses, damages, fines, penalties, forfeitures, legal fees, judgments and any costs, fees and expenses relating to
(i) a breach by Seller of any representation, warranty or obligation contained in or made pursuant to the Manual, this Agreement or any other agreement between Seller and Purchaser relating to the purchase of Mortgage Loans, (ii) a failure by Seller to disclose any information that renders any such representation or warranty misleading or inaccurate, or (iii) any material inaccuracy in information provided to Purchaser or misrepresentation made to Purchaser concerning any Mortgage Loan which is known to Seller or which Seller should have known if it exercised practices customarily undertaken by prudent residential mortgage lenders. This indemnification shall survive purchase, sale or transfer of the Mortgage Loan or any Interest therein by any of the indemnities, the liquidation of the Mortgage Loan or the termination of this Agreement.

         Section 15. RELATIONSHIP OF PARTIES. The parties understand and agree that neither party shall be deemed an agent, employee or legal representative of the other party, and that each party is acting solely on its own behalf and as an independent contractor. Neither party to this Agreement shall have the power or authority to represent, act for, bind or commit the other party in connection with any action taken pursuant to this Agreement. Neither execution nor performance of this Agreement shall be construed to establish any partnership or joint venture between the parties.

         Section 16. NOTICES. All Notices required to be given hereunder shall be in writing; provided, however, that at Seller's request Purchaser may give any notice orally to Seller, and provided further, that in the event any notice is given orally by Purchaser, Purchaser shall not be liable or responsible in any respect for any error, omission or delay in providing such oral notice. Any written notice required or permitted to be given hereunder shall be sufficient, if either personally delivered or sent by U.S. Mail, postage prepaid, to the following addresses:

              If to Purchaser:          Crestar Mortgage Corporation
                                        901 Semmes Avenue
                                        Richmond, Virginia 23224
                                        Attention: Correspondent Loan Department

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              If to Seller:                     E LOAN, Inc.
                                                6200 Village Parkway #102
                                                Dublin, CA 94568
                                                Attn: Frank Mu??

         Section 17. TERM OF AGREEMENT. This Agreement may be terminated by either party at any time without cause by giving fifteen calendar days notice to the other party. In addition, this Agreement may be terminated by Purchaser pursuant to the provision of Section 13 hereof. Upon such notification, Purchaser shall cease accepting Mortgage Loans for credit approval as of the effective date of termination, but purchase pursuant to the terms of this Agreement any Mortgage Loans for which as Underwriter's Approval is in effect as of the termination date. Seller's representations, warranties, covenants and its obligation to indemnify Purchaser as to repurchase Mortgage Loans shall survive termination of this Agreement.

         Section 18. FINANCIAL STATEMENTS. Seller will deliver to Purchaser financial statements of Seller, as specified in the manual, within ninety calendar days after the end of the Seller's fiscal year.

         Section 19. ASSIGNMENT. This Agreement may not be assigned by Seller without prior written consent of Purchaser.

         Section 20. THE MANUAL. The Manual provided to Seller by Purchaser is incorporated herein by reference and shall be deemed to supplement this Agreement. All Mortgage Loans purchased pursuant to the Agreement will be subject to the terms of the Manual and this Agreement. Purchaser reserves the right to amend the Manual in its sole discretion from time to time by giving written notice of such amendments to Seller.

         Section 21. ENTIRE AGREEMENT. This Agreement and the Manual constitute the entire understanding of the parties with respect to the purchase and safe of Mortgage Loans covered by this Agreement. No modification or amendment of this Agreement shall be valid unless set forth in writing and executed by both Seller and Purchaser

         Section 22. NO WAIVER; RIGHTS AND REMEDIES CUMULATIVE. No failure or any delay on the part of Purchaser in exercising its rights, powers, privileges or remedies hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise or the exercise of any other rights, powers, privileges or remedies, all of which shall be cumulative

         Section 23. CAPTIONS. The captions of the various sections of this Agreement have been inserted only for purposes of convenience. Such captions are not part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any provisions of this Agreement.

         Section 24. APPLICABLE LAW. This Agreement shall be enforced and interpreted in accordance with the laws of the Commonwealth of Virginia.

         Section 25. TRAINING FEES. Seller agrees to reimburse Purchaser for travel expenses incurred during training of Seller should training be mutually agreed upon as necessary.

         Section 26. VALID AGREEMENT. This Agreement is not valid until accepted and signed by Purchaser.

         Section 27. AGREEMENT OF NON-SOLICITATION. Seller agrees it will not, after the execution of this Agreement, make any direct solicitation of any kind of the Borrowers, including, without limitation, solicitation to refinance any of the Mortgage Loans, or take any other action which would otherwise encourage the prepayment of any of the Mortgage Loans. In addition, Seller agrees that it will neither transfer or otherwise disclose any

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information with respect to the Mortgage Loans to a third party, nor assist any other person or entity in making any direct solicitation of the respective Borrowers.

IN WITNESS WHEREOF, each party has caused this Agreement to be executed by its duly authorized officer, all as of the date first above written.

CRESTAR MORTGAGE CORPORATION              SELLER

By: /s/ Signature Illegible               By: /s/ Steve M. Majerus

Title: /s/ Signature Illegible            Title: Director, Mortgage Banking

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